US Readers:
Product Netbacks

(Net of Royalties) – US$		**2003**	2002	2001
North America	Oil and Liquids (US$/bbl)			
	Sales Price	**25.20**	20.65	19.89
	Hedging (gain)	**2.21**	0.04	(0.10)
	Operating costs	**5.67**	4.48	4.33
		17.32	16.13	15.66
	Natural Gas (US$/mcf)			
	Sales Price	**4.55**	2.52	3.48
	Hedging (gain)	**0.10**	(0.22)	0.02
	Operating costs	**0.68**	0.56	0.57
		3.77	2.18	2.89
North Sea	Oil and Liquids (US$/bbl)			
	Sales Price	**28.35**	24.68	23.29
	Hedging (gain)	**1.43**	0.08	(0.12)
	Operating costs	**9.02**	7.38	6.83
		17.90	17.22	16.58
	Natural Gas (US$/mcf)			
	Sales Price	**3.26**	2.48	2.81
	Hedging (gain)	**–**	–	–
	Operating costs	**0.41**	0.44	0.33
		2.85	2.04	2.48
Southeast Asia[1]	Oil and Liquids (US$/bbl)			
	Sales Price	**29.30**	25.13	23.22
	Hedging (gain)	**2.78**	0.06	(0.28)
	Operating costs	**8.60**	8.09	6.53
		17.92	16.98	16.97
	Natural Gas (US$/mcf)			
	Sales Price	**3.53**	3.01	3.10
	Hedging (gain)	**–**	–	0.01
	Operating costs	**0.38**	0.40	0.32
		3.15	2.61	2.77
Algeria	Oil (US$/bbl)			
	Sales Price	**27.84**	–	–
	Hedging (gain)	**3.13**	–	–
	Operating costs	**9.61**	–	–
		15.10	–	–
Sudan	Oil (US$/bbl)			
	Sales Price	**31.33**	24.06	21.09
	Hedging (gain)	**–**	0.08	(0.14)
	Operating costs	**4.96**	4.02	3.60
		26.37	19.96	17.63
Total Company	Oil and Liquids (US$/bbl)			
	Sales Price	**27.76**	23.74	21.95
	Hedging (gain)	**1.71**	0.07	(0.13)
	Operating costs	**8.02**	6.25	5.64
		18.03	17.42	16.44
	Natural Gas (US$/mcf)			
	Sales Price	**4.27**	2.57	3.37
	Hedging (gain)	**0.07**	(0.17)	0.01
	Operating costs	**0.61**	0.53	0.52
		3.59	2.21	2.84

1 Includes operations in Indonesia and Malaysia/Vietnam.

Netbacks do not include synthetic oil or pipeline operations.

78        T A L I S M A N  E N E R G Y I N C.                                                                 S u p p l e m e n t a r y  I n f o r m a t i o n

Product Netbacks

C$ Gross		2003 Total Year	2003 Three months ended Dec 31	Sep 30	Jun 30	Mar 31	2002 Total Year	2002 Three months ended Dec 31	Sep 30	Jun 30	Mar 31	2001 Total Year
North America	Oil and liquids ($/bbl)											
	Sales price	**35.30**	**31.88**	**33.43**	**32.92**	**42.74**	32.43	34.57	35.57	32.76	26.82	30.80
	Hedging (gain)	**2.45**	**2.07**	**2.05**	**1.26**	**4.38**	0.06	0.36	0.52	0.11	(0.77)	(0.12)
	Royalties	**7.37**	**6.86**	**6.81**	**6.50**	**9.27**	6.85	7.42	7.74	6.35	5.90	6.88
	Operating costs	**6.28**	**6.76**	**6.21**	**5.89**	**6.27**	5.55	6.20	5.91	4.64	5.48	5.22
		19.20	**16.19**	**18.36**	**19.27**	**22.82**	19.97	20.59	21.40	21.66	16.21	18.82
	Natural gas ($/mcf)											
	Sales price	**6.37**	**5.11**	**5.92**	**6.41**	**8.03**	3.96	5.21	3.26	4.08	3.29	5.39
	Hedging (gain)	**0.11**	**(0.04)**	**0.03**	**0.12**	**0.32**	(0.28)	(0.11)	(0.37)	(0.21)	(0.42)	0.02
	Royalties	**1.37**	**1.08**	**1.18**	**1.54**	**1.69**	0.75	1.04	0.55	0.73	0.67	1.34
	Operating costs	**0.75**	**0.78**	**0.77**	**0.70**	**0.76**	0.71	0.78	0.74	0.65	0.66	0.67
		4.14	**3.29**	**3.94**	**4.05**	**5.26**	2.78	3.50	2.34	2.91	2.38	3.36
North Sea	Oil and liquids ($/bbl)											
	Sales price	**39.72**	**38.81**	**38.66**	**35.29**	**46.14**	38.76	41.77	41.89	37.71	33.87	36.07
	Hedging (gain)	**2.01**	**2.07**	**1.98**	**0.14**	**3.74**	0.12	0.38	0.75	0.11	(0.74)	(0.17)
	Royalties	**(0.08)**	**0.60**	**(0.27)**	**(0.89)**	**0.09**	1.60	1.72	1.68	1.41	1.60	1.85
	Operating costs	**12.67**	**11.82**	**12.12**	**12.91**	**14.04**	11.11	12.00	12.74	9.51	10.27	10.06
		25.12	**24.32**	**24.83**	**23.13**	**28.27**	25.93	27.67	26.72	26.68	22.74	24.33
	Natural gas ($/mcf)											
	Sales price	**4.57**	**4.86**	**4.08**	**4.16**	**4.93**	3.89	4.51	3.13	3.05	5.04	4.35
	Hedging (gain)	**–**	**–**	**–**	**–**	**–**	–	–	–	–	–	–
	Royalties	**0.28**	**0.63**	**0.09**	**0.04**	**0.25**	0.48	0.27	0.46	0.41	0.79	0.46
	Operating costs	**0.54**	**0.48**	**0.71**	**0.38**	**0.58**	0.61	0.92	0.61	0.49	0.45	0.46
		3.75	**3.75**	**3.28**	**3.74**	**4.10**	2.80	3.32	2.06	2.15	3.80	3.43
Southeast Asia[1]	Oil and liquids ($/bbl)											
	Sales price	**41.05**	**41.36**	**38.26**	**37.81**	**47.08**	39.46	45.04	41.27	38.77	32.84	35.97
	Hedging (gain)	**2.37**	**2.10**	**2.07**	**1.26**	**4.30**	0.06	0.36	0.53	0.11	(0.76)	(0.30)
	Royalties	**16.09**	**15.69**	**14.43**	**15.86**	**18.71**	14.83	17.13	16.13	13.76	12.34	10.69
	Operating costs	**7.33**	**6.83**	**7.13**	**7.22**	**8.37**	7.93	8.67	8.30	7.61	7.15	7.13
		15.26	**16.74**	**14.63**	**13.47**	**15.70**	16.64	18.88	16.31	17.29	14.11	18.45
	Natural gas ($/mcf)											
	Sales price	**4.95**	**4.63**	**4.41**	**5.05**	**6.09**	4.72	6.00	4.12	4.92	3.96	4.80
	Hedging (gain)	**–**	**–**	**–**	**–**	**–**	–	–	–	–	–	0.02
	Royalties	**0.29**	**0.33**	**0.24**	**0.27**	**0.34**	0.25	0.31	0.24	0.25	0.20	0.24
	Operating costs	**0.50**	**0.41**	**0.53**	**0.49**	**0.64**	0.59	0.80	0.69	0.49	0.42	0.47
		4.16	**3.89**	**3.64**	**4.29**	**5.11**	3.88	4.89	3.19	4.18	3.34	4.07
Algeria	Oil ($/bbl)											
	Sales price	**39.01**	**39.70**	**39.37**	**35.05**	**40.33**	–	–	–	–	–	–
	Hedging (gain)	**2.23**	**2.11**	**2.07**	**1.26**	**4.40**	–	–	–	–	–	–
	Royalties	**19.18**	**18.52**	**20.38**	**18.04**	**20.16**	–	–	–	–	–	–
	Operating costs	**6.84**	**4.30**	**12.24**	**4.07**	**6.23**	–	–	–	–	–	–
		10.76	**14.77**	**4.68**	**11.68**	**9.54**	–	–	–	–	–	–
Sudan	Oil ($/bbl)											
	Sales price	**43.89**	**–**	**–**	**–**	**43.89**	37.79	46.30	38.33	36.64	29.35	32.66
	Hedging (gain)	**–**	**–**	**–**	**–**	**–**	0.07	0.37	0.52	0.11	(0.75)	(0.13)
	Royalties	**20.34**	**–**	**–**	**–**	**20.34**	14.94	21.74	12.45	13.96	11.32	12.78
	Operating costs	**3.73**	**–**	**–**	**–**	**3.73**	3.82	3.72	4.07	4.55	2.89	3.40
		19.82	**–**	**–**	**–**	**19.82**	18.96	20.47	21.29	18.02	15.89	16.61
Total Company	Oil and liquids ($/bbl)											
	Sales price	**38.93**	**37.53**	**37.15**	**34.87**	**44.85**	37.20	41.47	39.64	36.46	31.27	33.99
	Hedging (gain)	**2.05**	**2.08**	**2.01**	**0.65**	**3.14**	0.09	0.37	0.63	0.11	(0.75)	(0.16)
	Royalties	**5.59**	**5.13**	**4.20**	**3.83**	**8.53**	6.83	8.85	6.66	6.32	5.52	6.22
	Operating costs	**9.63**	**9.51**	**9.89**	**9.87**	**9.36**	7.99	8.53	8.89	7.17	7.38	7.15
		21.66	**20.81**	**21.05**	**20.52**	**23.82**	22.29	23.72	23.46	22.86	19.12	20.78
	Natural gas ($/mcf)											
	Sales price	**6.03**	**5.02**	**5.59**	**6.09**	**7.48**	4.03	5.20	3.32	4.02	3.55	5.22
	Hedging (gain)	**0.08**	**(0.03)**	**0.02**	**0.10**	**0.25**	(0.22)	(0.09)	(0.30)	(0.16)	(0.33)	0.02
	Royalties	**1.14**	**0.93**	**0.98**	**1.28**	**1.40**	0.67	0.89	0.51	0.65	0.63	1.14
	Operating costs	**0.70**	**0.70**	**0.74**	**0.65**	**0.72**	0.69	0.80	0.72	0.62	0.61	0.63
		4.11	**3.42**	**3.85**	**4.06**	**5.11**	2.89	3.60	2.39	2.91	2.64	3.43

1 Includes operations in Indonesia and Malaysia/Vietnam.

Netbacks do not include synthetic oil or pipeline operations.

S u p p l e m e n t a r y  I n f o r m a t i o n                                                                                  2 0 0 3 A N N U A L  R E P O R T                 81